EXHIBIT 23

                             Salibello & Broder, LLP
                                633 Third Avenue
                               New York, NY 10017
                                 (212) 315-5000

                                                       June 3, 2002

i-Incubator.com, Inc.
1221 Brickell Avenue
Miami, Florida 33131

We consent to the inclusion in this registration statement on Form S-8 of our report dated April 12, 2002, on our audits of the financial statements of i-Incubator.com, Inc. (a development stage company).


/s/ Salibello & Broder LLP
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Salibello & Broder LLP